Ryman Hospitality Properties, Inc. Reports First Quarter 2020 Results

NASHVILLE, Tenn. (May 7, 2020) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Results (as compared to First Quarter 2019):

•	Hospitality RevPAR decreased 20.6% and Hospitality Total RevPAR decreased 16.3%

•	Consolidated Net Income Available to Common Shareholders declined 258.2% to a loss of $46.5 million including approximately $33 million in non-cash charges

•	Consolidated Adjusted EBITDAre decreased 41.8% to $66.9 million

•	Adjusted Funds From Operations Available to Common Shareholders decreased 58.3% to $32.4 million

•	Consolidated Net Income Available to Common Shareholders, Adjusted EBITDAre and Adjusted Funds From Operations Available to Common Shareholders include $14 million of COVID-19 related payroll costs

•	Gross advanced room night of 288,771 room nights for all future years

•	Early success rebooking approximately 167,000 COVID-19 related cancelled room nights, representing over $75 million in total revenue as of May 1, 2020

•	Successfully amended credit facility to obtain waivers of financial covenants through March 31, 2021 and ensure access to undrawn revolver capacity

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We started the first quarter of this year in a dramatically different position than where we ended. In fact, our January and February results outperformed our plan. The month of March was setting up to be similarly strong until we, along with nearly every sector of the global economy, were faced with the economic fallout from the COVID-19 pandemic, which for us included approximately $14 million of related costs, approximately $10 million of which were accrued for the second quarter of 2020. Just two weeks into March, we worked alongside state health officials to temporarily suspend operations at nearly all of our businesses to protect the health and wellbeing of our communities, guests, and employees.

As we have done during periods of great uncertainty in the past, including September 11, the Great Financial Crisis and the Nashville flood of 2010, our Board of Directors and leadership team made the early decision to communicate regularly with all of our stakeholders during this time. We hope this information has proven useful to you.

While the 2020 picture looks very different today than it did at the start of the first quarter, our team will navigate this crisis by focusing on our core differentiators as a company. We are pursuing opportunities to strengthen our relationship with our customers by offering flexible rebooking policies; we have secured the liquidity and covenant amendments needed to successfully navigate through this period of business interruption; and we are focused on supporting our employees so that we are in a strong position once it is practical and safe to begin reopening our businesses.

To that end, we continue to see encouraging activity from our meeting planning counterparts and have successfully rebooked approximately 167,000 room nights, which represents over $75 million in revenue. With approximately 742,000 contracted group room nights on the books as of May 1st for the second half of 2020, we believe the demand for our assets remains healthy and our customers have a strong desire to return to our venues once local market conditions make it possible to do so.”

First Quarter 2020 Results (As Compared to First Quarter 2019):

Consolidated Results

($ in thousands, except per share amounts)	Three Months Ended
	March 31,
	2020	2019	% ∆
Total Revenue	$313,030	$370,775	-15.6%

Operating Income	$4,750	$53,964	-91.2%
Operating Income margin	1.5%	14.6%	-13.1	pt

Net Income available to common shareholders [1]	$(46,516)	$29,408	-258.2%
Net Income available to common shareholders margin	-14.9%	7.9%	-22.8	pt
Net Income available to common shareholders per diluted share	$-0.85	$0.57	-249.1%

Adjusted EBITDAre	$66,875	$114,857	-41.8%
Adjusted EBITDAre margin	21.4%	31.0%	-9.6	pt
Adjusted EBITDAre, excluding noncontrolling interest	$59,169	$109,259	-45.8%
Adjusted EBITDAre, excluding noncontrolling interest margin	18.9%	29.5%	-10.6	pt

Funds From Operations (FFO) available to common shareholders	$(1,760)	$73,679	-102.4%
FFO available to common shareholders per diluted share	$-0.03	$1.42	-102.3%

Adjusted FFO available to common shareholders	$32,430	$77,757	-58.3%
Adjusted FFO available to common shareholders per diluted share	$0.59	$1.50	-60.7%

(1) Net Income available to common shareholders for the three months ended March 31, 2020 includes approximately $33 million in non-cash charges, including approximately $26.7 million for income tax valuation allowances and approximately $5.8 million for credit losses on held-to-maturity securities

Note: For the Company’s definitions of Operating Income margin, Net Income available to common shareholders margin, Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest, Adjusted EBITDAre, excluding noncontrolling interest margin, FFO available to common shareholders, and Adjusted FFO available to common shareholders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition,” “Adjusted FFO available to common shareholders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2020	2019	% ∆
Hospitality Revenue (1)	$285,671	$337,510	-15.4%

Hospitality Operating Income (1) (2)	$19,143	$59,629	-67.9%
Hospitality Operating Income margin (1)	6.7%	17.7%	-11.0	pt
Hospitality Adjusted EBITDAre (1)	$76,164	$114,297	-33.4%
Hospitality Adjusted EBITDAre margin (1)	26.7%	33.9%	-7.2	pt

Hospitality Performance Metrics (1)
Occupancy	57.1%	72.3%	-15.2	pt
Average Daily Rate (ADR)	$202.09	$201.07	0.5%
RevPAR	$115.36	$145.30	-20.6%
Total RevPAR	$310.51	$370.93	-16.3%

Gross Definite Rooms Nights Booked	288,771	395,967	-27.1%
Net Definite Rooms Nights Booked	(415,754)	273,453	-252.0%
Group Attrition (as % of contracted block)	16.5%	13.4%	3.1	pt
Cancellations ITYFTY (3)	559,448	24,939	2143.3%

(1)  Includes approximately 15,700 room nights out of service during the first quarter 2019 reltaed to the Gaylord Opryland rooms renovation project

(2)  Includes $5.8 million credit loss on held-to-maturity securities

(3)  "ITYFTY" represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for first quarter 2020 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2020	2019	% ∆
Revenue	$76,127	$88,958	-14.4%
Operating Income	$14,005	$21,746	-35.6%
Operating Income margin	18.4%	24.4%	-6.0	pt
Adjusted EBITDAre	$21,520	$30,243	-28.8%
Adjusted EBITDAre margin	28.3%	34.0%	-5.7	pt

Occupancy	60.4%	74.2%	-13.8	pt
Average daily rate (ADR)	$194.54	$191.53	1.6%
RevPAR	$117.46	$142.10	-17.3%
Total RevPAR	$289.67	$342.25	-15.4%

Gaylord Opryland Highlights for First Quarter 2020 (As Compared to First Quarter 2019):

•	Occupancy of 60.4% was down 13.8 percentage points while ADR of $194.54 increased 1.6%. RevPAR declined 17.3% to $117.46 and Total RevPAR declined 15.4% to $289.67 on total revenue of $76.1 million, representing a 14.4% decrease. Operating Income decreased 35.6% to $14.0 million, and Adjusted EBITDAre decreased 28.8% to $21.5 million.

•	During January and February, Total RevPAR grew 9.0%, and Adjusted EBITDAre grew 11.8%, driven by a mix shift toward Association room nights, higher occupancy and higher food and beverage revenue, which benefitted from the increase in overall group room nights.

•	In March, Gaylord Opryland generated a modest Operating Loss and slightly positive Adjusted EBITDAre despite the impact of COVID-19 related costs, with occupancy slightly above 30% for the month.

•	The hotel began its temporary closure on March 26th. Total COVID-19 related expenses in the quarter were approximately $2.4 million.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2020	2019	% ∆
Revenue	$45,375	$59,916	-24.3%
Operating Income	$7,072	$17,600	-59.8%
Operating Income margin	15.6%	29.4%	-13.8	pt
Adjusted EBITDAre	$12,598	$23,619	-46.7%
Adjusted EBITDAre margin	27.8%	39.4%	-11.6	pt

Occupancy	62.6%	82.8%	-20.2	pt
Average daily rate (ADR)	$216.67	$213.38	1.5%
RevPAR	$135.56	$176.57	-23.2%
Total RevPAR	$352.14	$470.16	-25.1%

Gaylord Palms Highlights for First Quarter 2020 (As Compared to First Quarter 2019):

•	Occupancy of 62.6% was down 20.2 percentage points while ADR of $216.67 increased 1.5%. RevPAR declined 23.2% to $135.56 and Total RevPAR declined 25.1% to $352.14 on total revenue of $45.4 million, representing a 24.3% decrease. Operating Income decreased 59.8% to $7.1 million, and Adjusted EBITDAre decreased 46.7% to $12.6 million.

•	The quarter was disproportionately affected by the timing of certain groups’ stays, which were concentrated in the later portion of the quarter after the Company’s COVID-19 mitigation efforts were implemented.

•	During January and February, Total RevPAR increased 1.5% driven by higher occupancy levels, partially offset by a slight decline in ADR and food and beverage revenue in the period.

•	In March, Gaylord Palms generated a modest Operating Loss and modestly negative Adjusted EBITDAre, including the impact of costs related to COVID-19. Occupancy was below 30%.

•	The hotel began its temporary closure on March 25th. Total COVID-19 related expenses in the quarter were approximately $1.4 million.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2020	2019	% ∆
Revenue	$55,996	$72,039	-22.3%
Operating Income	$13,379	$22,354	-40.1%
Operating Income margin	23.9%	31.0%	-7.1	pt
Adjusted EBITDAre	$19,842	$28,998	-31.6%
Adjusted EBITDAre margin	35.4%	40.3%	-4.9	pt

Occupancy	56.3%	77.9%	-21.6	pt
Average daily rate (ADR)	$204.70	$198.23	3.3%
RevPAR	$115.26	$154.39	-25.3%
Total RevPAR	$339.22	$441.25	-23.1%

Gaylord Texan Highlights for First Quarter 2020 (As Compared to First Quarter 2019):

•	Occupancy of 56.3% was down 21.6 percentage points while ADR of $204.70 increased 3.3%. RevPAR declined 25.3% to $115.26 and Total RevPAR declined 23.1% to $339.22 on total revenue of $56.0 million, representing a 22.3% decline. Operating Income decreased 40.1% to $13.4 million, and Adjusted EBITDAre decreased 31.6% to $19.8 million.

•	During January and February, Total RevPAR grew 2.1% as an increase in total rooms nights sold was partially offset by a shift towards outlet spending and away from banquets and catering.

•	In March, Gaylord Texan generated a modest Operating Loss but modestly positive Adjusted EBITDAre despite the impact of COVID-19 related costs. Occupancy was slightly above 20%.

•	The hotel began its temporary closure on March 25th. Total COVID-19 related expenses in the quarter were approximately $0.9 million.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2020	2019	% ∆
Revenue	$49,394	$65,630	-24.7%
Operating Income (Loss)	$(12,921)	$6,234	-307.3%
Operating Income margin	-26.2%	9.5%	-35.7	pt
Adjusted EBITDAre	$1,313	$15,793	-91.7%
Adjusted EBITDAre margin	2.7%	24.1%	-21.4	pt

Occupancy	51.9%	72.0%	-20.1	pt
Average daily rate (ADR)	$207.08	$218.38	-5.2%
RevPAR	$107.51	$157.12	-31.6%
Total RevPAR	$271.94	$365.34	-25.6%

Gaylord National Highlights for First Quarter 2020 (As Compared to First Quarter 2019):

•	Occupancy of 51.9% was down 20.1 percentage points while ADR of $207.08 decreased 5.2%. RevPAR declined 31.6% to $107.51 and Total RevPAR declined 25.6% to $271.94 on total revenue of $49.4 million, representing a 24.7% decline. Operating Income decreased 307.3% to a loss of $12.9 million, and Adjusted EBITDAre decreased 91.7% to $1.3 million.

•	During January and February, Total RevPAR grew 9.1% driven by increases in occupancy and ADR, as well as by higher outside the room spend on banquets and catering.

•	In March, Gaylord National generated both an Operating Loss and an Adjusted EBITDAre loss, including the impact of COVID-19 related costs. The significant declines in occupancy led to a larger impact on profitability given the higher cost structure at Gaylord National as compared to our other Gaylord Hotels.

•	The hotel began its temporary closure on March 25th. Total COVID-19 related expenses in the quarter were approximately $4.4 million, which includes the impact of paying both employer and employee portions of medical premiums.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended
	March 31,
	2020	2019	% ∆
Revenue	$54,598	$45,243	20.7%
Operating Loss (1)	$(1,739)	$(8,770)	80.2%
Operating Loss margin	-3.2%	-19.4%	16.2	pt
Adjusted EBITDAre (1)	$20,870	$14,427	44.7%
Adjusted EBITDAre margin	38.2%	31.9%	6.3	pt

Occupancy	57.4%	55.4%	2.0	pt
Average daily rate (ADR)	$203.31	$196.81	3.3%
RevPAR	$116.63	$109.13	6.9%
Total RevPAR	$399.72	$334.91	19.4%

(1) Operating loss and Adjusted EBITDAre for Gaylord Rockies for each of the three months ended March 31, 2020 and March 31, 2019 exclude asset management fees paid to the Company of $0.5 million

Gaylord Rockies Highlights for First Quarter 2020 (As Compared to First Quarter 2019):

•	Occupancy of 57.4% was up 2.0 percentage points while ADR of $203.31 increased 3.3%. RevPAR increased 6.9% to $116.63 and Total RevPAR increased 19.4% to $399.72 on total revenue of $54.6 million, representing an increase of 20.7%. Operating Loss improved 80.2% to a loss of $1.7 million, and Adjusted EBITDAre increased 44.7% to $20.9 million.

•	During January and February, revenue growth was strong with Total RevPAR increasing 77.5% compared to the 2019 period due primarily to the fact that the hotel had recently opened in December 2018 and was growing its group business. Higher corporate and association room nights also drove strong food and beverage spend.

•	In March, Gaylord Rockies generated an Operating Loss but delivered positive Adjusted EBITDAre, despite the impact of COVID-19 related costs. Average occupancy was slightly below 30%.

•	The hotel began its temporary closure on March 25th. Total COVID-19 related expenses in the quarter were approximately $1.1 million.

Entertainment Segment

On March 15, 2020, in association with the City of Nashville’s Safer at Home Order, the Company closed its Nashville-based Entertainment assets, excluding Gaylord Springs Golf Links. For the three months ended March 31, 2020 and 2019, the Company reported the following:

	Three Months Ended
	March 31,
($ in thousands)	2020	2019	% ∆
Revenue	$27,359	$33,265	-17.8%
Operating Income/(Loss)[1]	$(5,786)	$3,736	-254.9%
Operating Income/(Loss) margin	-21.1%	11.2%	-32.3	pt
Adjusted EBITDAre	$(3,280)	$7,883	-141.6%
Adjusted EBITDAre margin	-12.0%	23.7%	-35.7	pt

(1) Total COVID-19 related expenses were approximately $3.7 million

Reed continued, “As with our hospitality businesses, we took quick, decisive actions across our managed entertainment assets during the month of March to protect employee, artist and guest safety.  We are monitoring local and state health guidelines for each of the markets in which we operate, and we look forward to reopening each of these venues as soon as it is safe to do so. In the meantime, we are pleased to keep the nearly  95-year tradition of the Grand Ole Opry Saturday night broadcast alive and well through a weekly live performance that, in addition to its broadcast on 650 AM WSM, has been viewed by millions of fans over the last six weeks across 97 countries via our social media channels, Circle TV, and Circle’s local broadcast affiliates.”

Corporate and Other Segment

For the three months ended March 31, 2020 and 2019, the Company reported the following:

	Three Months Ended
	March 31,
($ in thousands)	2020	2019	% ∆
Operating Loss[1]	$(8,607)	$(9,401)	8.4%
Adjusted EBITDAre	$(6,009)	$(7,323)	17.9%

(1) Total COVID-19 related expenses were approximately $0.2 million

Corporate and Other Segment Operating Loss and Adjusted EBITDAre loss for first quarter 2020 were reduced compared to the year ago period due to COVID-19 related cost containment initiatives.

Reed concluded, “As we prepare for the possibility that COVID-19 may present a threat for some time, I am heartened by the fact that our company and the communities in which we operate are in a good position to weather the storm, and our customers are eager to return to us. Indeed, work is already underway across our portfolio to create flexible, yet comprehensive reopening plans that will allow our businesses to operate through several stages of recovery. I am confident that we will overcome these challenges and emerge a stronger, more nimble organization and look forward to updating you as we have more to share about our recovery plans.”

Dividend Update

The Company paid its first quarter 2020 cash dividend of $0.95 per share of common stock on April 15, 2020 to stockholders of record on March 31, 2020.  The Company suspended its regular quarterly dividend payments for the remainder of 2020. The Board of Directors will consider a future dividend as permitted by our credit agreement.  Our credit facility amendment described below permits payment of dividends as necessary to maintain our REIT status and permits us to pay a dividend of $0.01 per share each quarter.   Any future dividend is subject to the Board of Director’s determinations as to the amount of distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of March 31, 2020, the Company had total debt outstanding of $2,951.9 million, net of unamortized deferred financing costs, and unrestricted cash of $662.2 million. As of March 31, 2020, $400.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.9 million in letters of credit, which left $299.1 million of availability for borrowing under the credit facility.

As previously disclosed, we have taken steps to both preserve and maximize liquidity in this environment while also investing for the future. With this in mind, we have suspended or eliminated $82 million of hotel capital projects for 2020, in addition to delaying the start of the previously announced Gaylord Rockies expansion. The ongoing expansion of the Gaylord Palms will continue to service anticipated future demand. The Gaylord Palms expansion is scheduled to be completed in April 2021. Within our Entertainment Segment, while construction is complete, we delayed the April grand opening of Ole Red Orlando. Finally, we have obtained temporary waivers with respect to certain covenants governing our Credit Facility. We will continue to evaluate our overall capital budget for 2020 as the situation evolves, balancing current and anticipated liquidity needs with future growth opportunities.

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On April 23, 2020, the Company entered into an amendment of its credit facility, which provides a waiver of the existing financial covenants through March 31, 2021 and confirms the availability of the remaining undrawn amounts under the revolving credit facility. During the waiver period, the amendment provides for increased interest on outstanding amounts due under the revolving credit facility and the Term Loan A facility, additional restrictions on debt, investments, dividends, share repurchases and certain capital expenditures, and a minimum liquidity requirement. In addition, all borrowings under the revolving credit facility made during the waiver period may only be used for payment of operating expenses, debt service, and permitted capital expenditures and investments.

Guidance

The Company withdrew its earnings guidance for Fiscal Year 2020 on March 8, 2020.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 1 p.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings* include a network of five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,110 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium, WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. In December 2019, the Company announced plans to acquire Block 21 a mixed-use entertainment, lodging, office and retail complex that includes the 251-room W Hotel Austin, 53,000 square feet of Class A commercial space and the 2,750-seat ACL Live at the Moody Theater, in Austin, Texas. The transaction is expected to close in the second quarter of 2020. Visit RymanHP.com for more information.

* The Company is the sole owner of Gaylord Opryland Resort & Convention Center; Gaylord Palms Resort & Convention Center; Gaylord Texan Resort & Convention Center; and Gaylord National Resort & Convention Center. It is the majority owner and managing member of the joint venture that owns Gaylord Rockies Resort & Convention Center.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K and subsequent filings. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three months ended March 31, 2020, the calculation of RevPAR and Total RevPAR has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of our Gaylord Hotel properties has resulted in the significant decrease in performance reflected in these metrics for the three months ended March 31, 2020, as compared to the prior year period.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

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Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; credit losses on held-to-maturity securities; any transaction costs of acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted EBITDAre includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Adjusted EBITDAre Margin by dividing consolidated-, segment-, or property-level Adjusted EBITDAre by consolidated, segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

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Adjusted FFO available to common shareholders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. To calculate Adjusted FFO available to common shareholders, we then exclude, to the extent the following adjustments occurred during the periods presented, right-of-use asset amortization, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash ground lease expense, credit loss on held-to-maturity securities, amortization of debt discounts or premiums and amortization of deferred financing costs, pension settlement charges, additional pro rata adjustments from unconsolidated joint ventures, (gains) losses on other assets, transaction costs on acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. To calculate Adjusted FFO available to common shareholders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company. Beginning in the first quarter 2020 with the Company’s adoption of ASU 2016-13, “Financial Instruments – Credit Losses – Measurement of Credit Losses on Financial Instruments,” our definition of Adjusted FFO available to common shareholders includes an adjustment for credit loss on held-to-maturity securities; such charges in previous quarters were included in impairment charges that do not meet the NAREIT definition.

We believe that the presentation of FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) provide useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) as measures in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and a reconciliation of Net Income (loss) available to common shareholders to Adjusted FFO available to common shareholders and Adjusted FFO available to common shareholders (excluding maintenance capex) is set forth below under “Supplemental Financial Results.”

16

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders, Adjusted FFO available to common shareholders and Adjusted FFO available to common shareholders (excluding maintenance capex) may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex), and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, FFO available to common shareholders, Adjusted FFO available to common shareholders, and Adjusted FFO available to common shareholders (excluding maintenance capex) can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

17

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

18

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share data)

	Three Months Ended
	Mar. 31
	2020	2019
Revenues :
Rooms	$106,128	$132,212
Food and beverage	145,750	171,143
Other hotel revenue	33,793	34,155
Entertainment	27,359	33,265
Total revenues	313,030	370,775

Operating expenses:
Rooms	32,308	34,969
Food and beverage	83,811	91,359
Other hotel expenses	90,474	90,939
Management fees	5,492	9,756
Total hotel operating expenses	212,085	227,023
Entertainment	29,346	25,641
Corporate	8,136	9,004
Preopening costs	801	2,134
Gain on sale of assets	(1,261)	-
Credit loss on held-to-maturity securities	5,828	-
Depreciation and amortization	53,345	53,009
Total operating expenses	308,280	316,811

Operating income	4,750	53,964

Interest expense, net of amounts capitalized	(29,358)	(32,087)
Interest income	2,371	2,908
Loss from joint ventures	(1,895)	-
Other gains and (losses), net	195	(141)
Income (loss) before income taxes	(23,937)	24,644

Provision for income taxes	(26,799)	(1,974)
Net income (Loss)	(50,736)	22,670

Net loss attributable to noncontrolling interest in consolidated joint venture	4,220	6,738
Net income (loss) available to common shareholders	$(46,516)	$29,408

Basic income (loss) per share available to common shareholders	$(0.85)	$0.57
Diluted income (loss) per share available to common shareholders	$(0.85)	$0.57

Weighted average common shares for the period:
Basic	54,911	51,349
Diluted	54,911	51,949

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	Mar. 31	Dec. 31,
	2020	2019
ASSETS:
Property and equipment, net of accumulated depreciation	$3,129,977	$3,130,252
Cash and cash equivalents - unrestricted	662,156	362,430
Cash and cash equivalents - restricted	64,501	57,966
Notes receivable	99,900	110,135
Trade receivables, net	78,952	70,768
Deferred income tax assets, net	-	25,959
Prepaid expenses and other assets	112,236	123,845
Intangible assets	197,080	207,113
Total assets	$4,344,802	$4,088,468

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,951,888	$2,559,968
Accounts payable and accrued liabilities	240,313	264,915
Dividends payable	53,037	50,711
Deferred management rights proceeds	174,558	175,332
Operating lease liabilities	106,925	106,331
Deferred income tax liabilities, net	600	-
Other liabilities	94,434	64,971
Noncontrolling interest in consolidated joint venture	163,026	221,511
Stockholders' equity	560,021	644,729
Total liabilities and equity	$4,344,802	$4,088,468

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
ADJUSTED EBITDAre RECONCILIATION
Unaudited
(in thousands)

	Three Months Ended Mar. 31,
	2020		2019
	$	Margin	$	Margin
Consolidated
Revenue	$313,030		$370,775
Net income (loss)	$(50,736)	-16.2%	$22,670	6.1%
Interest expense, net	26,987		29,179
Provision for income taxes	26,799		1,974
Depreciation & amortization	53,345		53,009
Gain on disposal of assets	(1,261)		-
Pro rata EBITDAre from unconsolidated joint ventures	3		-
EBITDAre	55,137	17.6%	106,832	28.8%
Preopening costs	801		2,134
Non-cash ground lease expense	1,117		1,223
Equity-based compensation expense	2,230		2,026
Credit loss on held-to-maturity securities	5,828		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,465		2,642
Transaction costs of acquisitions	297		-
Adjusted EBITDAre	$66,875	21.4%	$114,857	31.0%
Adjusted EBITDAre of noncontrolling interest	(7,706)		$(5,598)
Adjusted EBITDAre, excluding noncontrolling interest	$59,169	18.9%	$109,259	29.5%

Hospitality segment
Revenue	$285,671		$337,510
Operating income	$19,143	6.7%	$59,629	17.7%
Depreciation & amortization	49,769		50,133
Gain on disposal of assets	(1,261)		-
Preopening costs	107		725
Non-cash lease expense	1,113		1,168
Credit loss on held-to-maturity securities	5,828		-
Interest income on Gaylord National & Gaylord Rockies bonds	1,465		2,642
Adjusted EBITDAre	$76,164	26.7%	$114,297	33.9%

Entertainment segment
Revenue	$27,359		$33,265
Operating income (loss)	$(5,786)	-21.1%	$3,736	11.2%
Depreciation & amortization	3,105		2,479
Preopening costs	694		1,409
Non-cash lease expense	4		55
Equity-based compensation	298		204
Transaction costs of acquisitions	297		-
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(1,892)		-
Adjusted EBITDAre	$(3,280)	-12.0%	$7,883	23.7%

Corporate and Other segment
Operating loss	$(8,607)		$(9,401)
Depreciation & amortization	471		397
Other gains and (losses), net	195		(141)
Equity-based compensation	1,932		1,822
Adjusted EBITDAre	$(6,009)		$(7,323)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION
Unaudited
(in thousands, except per share data)

	Three Months Ended Mar. 31,
	2020	2019
Consolidated
Net income (loss)	$(50,736)	$22,670
Noncontrolling interest	4,220	6,738
Net income (loss) available to common shareholders	(46,516)	29,408
Depreciation & amortization	53,308	52,968
Adjustments for noncontrolling interest	(8,557)	(8,697)
Pro rata adjustments from joint ventures	5	-
FFO available to common shareholders	(1,760)	73,679

Right-of-use asset amortization	37	41
Non-cash lease expense	1,117	1,223
Credit loss on held-to-maturity securities	5,828	-
Gain on other assets	(1,261)	-
Amortization of deferred financing costs	1,894	1,927
Amortization of debt premiums	(67)	-
Adjustments for noncontrolling interest	(214)	(213)
Transaction costs of acquisitions	297	-
Deferred tax expense	26,559	1,100
Adjusted FFO available to common shareholders	$32,430	$77,757
Capital expenditures (1)	(13,719)	(15,329)
Adjusted FFO available to common shareholders (ex. maintenance capex)	$18,711	$62,428

Basic net income (loss) per share	$(0.85)	$0.57
Diluted net income (loss) per share	$(0.85)	$0.57

FFO available to common shareholders per basic share	$(0.03)	$1.43
Adjusted FFO available to common shareholders per basic share	$0.59	$1.51

FFO available to common shareholders per diluted share	$(0.03)	$1.42
Adjusted FFO available to common shareholders per diluted share	$0.59	$1.50

(1) Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS
Unaudited
(in thousands)

	Three Months Ended Mar. 31,
	2020		2019
	$	Margin	$	Margin
Hospitality segment
Revenue	$285,671		$337,510
Operating income	$19,143	6.7%	$59,629	17.7%
Depreciation & amortization	49,769		50,133
Gain on disposal of assets	(1,261)		-
Preopening costs	107		725
Non-cash lease expense	1,113		1,168
Credit loss on held-to-maturity securities	5,828		-
Interest income on Gaylord National and Gaylord Rockies bonds	1,465		2,642
Adjusted EBITDAre	$76,164	26.7%	$114,297	33.9%

Occupancy	57.1%		72.3%
Average daily rate (ADR)	$202.09		$201.07
RevPAR	$115.36		$145.30
OtherPAR	$195.15		$225.63
Total RevPAR	$310.51		$370.93

Gaylord Opryland
Revenue	$76,127		$88,958
Operating income	$14,005	18.4%	$21,746	24.4%
Depreciation & amortization	8,798		8,442
Gain on disposal of assets	(1,261)		-
Preopening costs	-		55
Non-cash lease revenue	(22)		-
Adjusted EBITDAre	$21,520	28.3%	$30,243	34.0%

Occupancy	60.4%		74.2%
Average daily rate (ADR)	$194.54		$191.53
RevPAR	$117.46		$142.10
OtherPAR	$172.21		$200.15
Total RevPAR	$289.67		$342.25

Gaylord Palms
Revenue	$45,375		$59,916
Operating income	$7,072	15.6%	$17,600	29.4%
Depreciation & amortization	4,284		4,851
Preopening costs	107		-
Non-cash lease expense	1,135		1,168
Adjusted EBITDAre	$12,598	27.8%	$23,619	39.4%

Occupancy	62.6%		82.8%
Average daily rate (ADR)	$216.67		$213.38
RevPAR	$135.56		$176.57
OtherPAR	$216.58		$293.59
Total RevPAR	$352.14		$470.16

Gaylord Texan
Revenue	$55,996		$72,039
Operating income	$13,379	23.9%	$22,354	31.0%
Depreciation & amortization	6,463		6,644
Adjusted EBITDAre	$19,842	35.4%	$28,998	40.3%

Occupancy	56.3%		77.9%
Average daily rate (ADR)	$204.70		$198.23
RevPAR	$115.26		$154.39
OtherPAR	$223.96		$286.86
Total RevPAR	$339.22		$441.25

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS
Unaudited
(in thousands)

	Three Months Ended Mar. 31,
	2020		2019
	$	Margin	$	Margin
Gaylord National
Revenue	$49,394		$65,630
Operating income (loss)	$(12,921)	-26.2%	$6,234	9.5%
Depreciation & amortization	6,941		6,983
Credit loss on held-to-maturity securities	5,828		-
Interest income on Gaylord National bonds	1,465		2,576
Adjusted EBITDAre	$1,313	2.7%	$15,793	24.1%

Occupancy	51.9%		72.0%
Average daily rate (ADR)	$207.08		$218.38
RevPAR	$107.51		$157.12
OtherPAR	$164.43		$208.22
Total RevPAR	$271.94		$365.34

Gaylord Rockies
Revenue	$54,598		$45,243
Operating loss (1)	$(1,739)	-3.2%	$(8,770)	-19.4%
Depreciation & amortization	22,609		22,461
Preopening costs	-		670
Interest income on Gaylord Rockies bonds	-		66
Adjusted EBITDAre (1)	$20,870	38.2%	$14,427	31.9%

Occupancy	57.4%		55.4%
Average daily rate (ADR)	$203.31		$196.81
RevPAR	$116.63		$109.13
OtherPAR	$283.09		$225.78
Total RevPAR	$399.72		$334.91

The AC Hotel at National Harbor
Revenue	$1,849		$2,435
Operating income (loss)	$(317)	-17.1%	$221	9.1%
Depreciation & amortization	336		335
Adjusted EBITDAre	$19	1.0%	$556	22.8%

Occupancy	43.6%		59.0%
Average daily rate (ADR)	$206.29		$206.65
RevPAR	$90.00		$121.97
OtherPAR	$15.83		$18.95
Total RevPAR	$105.83		$140.92

The Inn at Opryland (2)
Revenue	$2,332		$3,289
Operating income (loss)	$(336)	-14.4%	$244	7.4%
Depreciation & amortization	338		417
Adjusted EBITDAre	$2	0.1%	$661	20.1%

Occupancy	45.8%		65.0%
Average daily rate (ADR)	$137.36		$140.69
RevPAR	$62.90		$91.44
OtherPAR	$21.69		$29.12
Total RevPAR	$84.59		$120.56

(1) Operating loss and Adjusted EBITDAre for Gaylord Rockies exclude asset management fees paid to RHP of $0.5 million during each of the three months ended March 31, 2020 and 2019.

(2) Includes other hospitality revenue and expense